EXHIBIT 1.1
American Campus Communities, Inc.
3,500,000 Shares of Common Stock
(Par Value $0.01 Per Share)
UNDERWRITING AGREEMENT
October 4, 2007
Citigroup Global Markets Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
as Representatives of the several Underwriters
     c/o Citigroup Global Markets Inc.
388 Greenwich St.
New York, NY 10013-2357
Ladies and Gentlemen:
          American Campus Communities, Inc., a Maryland corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 3,500,000 shares of Common Stock, $0.01 par value (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 525,000 additional shares of Common Stock to cover overallotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-129131), including the related preliminary prospectus or prospectuses, covering the registration of the debt securities, shares of common stock, shares of preferred stock and warrants under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission promulgated under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at each time of effectiveness under the 1933 Act and the 1933 Act Regulations prior to the execution of this Agreement, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included or incorporated therein by 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that the term “Registration Statement” shall be deemed to include information contained in the final prospectus supplement relating to the Underwritten Securities that is retroactively deemed to be a part of such registration statement (as amended) as of the time specified in Rule 430B of the 1933 Act Regulations. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus and the final prospectus supplement in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates in the case of the Prospectus and any preliminary prospectus.
          1. Representations and Warranties. Each of the Company and American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “Operating Partnership” and together with the Company and American Campus Communities Holdings, LLC, a Maryland limited liability company and wholly owned subsidiary of the Company (“ACCHL”), the “Transaction Entities”), jointly and severally represents and warrants to, and agrees with, each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a) hereof, as of the Closing Date referred to in Section 3 hereof, and as of each Date of Delivery referred to in Section 3 hereof as follows:

     (a) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date and at any Date of Delivery included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with this offering was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time (as defined below), any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information agreed to in writing by the Company and the Underwriters as the information to be conveyed orally by the Underwriters to purchasers of the Securities at the Applicable Time, as set forth on Schedule II, all considered together (collectively, the “General Disclosure Package”) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 9:20 am (Eastern time) on October 4, 2007 or such other time as agreed by the Company and the Underwriters.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including any identified on Schedule II hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including the documents incorporated by reference therein, and any preliminary prospectus supplement or other prospectus deemed to be a part of such Registration Statement as of such time.
     (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities in this offering and (c) at the Closing Date and the Date of Delivery, if any, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (c) No stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or, to the knowledge of any of the Transaction Entities, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Transaction Entities, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction.

     (d) As of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) Each Issuer Free Writing Prospectus identified on Schedule II hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 5(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.
     (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Transaction Entities and the Subsidiaries (as defined in Section 1(h)), taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).
     (g) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; ACCHL has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; ACCHL is the sole general partner of the Operating Partnership. Additionally, the Company will contribute the net proceeds from the sale of the Underwritten Securities and, to the extent any portion of such overallotment option is exercised subsequent to the Closing Date, the Option Securities to the Operating Partnership in exchange for a number of common units of limited partnership in the Operating Partnership (“OP Units”) equal to the number of Underwritten Securities and, if applicable, Option Securities issued.
     (h) Each direct or indirect subsidiary of the Company, other than ACCHL and the Operating Partnership (each a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect; and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of ACCHL and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable federal and state securities laws in all material respects; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, ACCHL’s membership interests and each Subsidiary’s capital stock or other ownership interests will, immediately following the Closing Date and each Date of Delivery, be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of ACCHL or such Subsidiary. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of ACCHL or any Subsidiary.
     (i) The Company’s authorized equity capitalization is as set forth in the documents incorporated by reference in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock”; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New

York Stock Exchange, Inc. (the “NYSE”); and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (j) The Securities and all other outstanding shares of capital stock of the Company, including any warrants or Restricted Stock Units (“RSU”), have been duly and validly authorized; all outstanding shares of capital stock of the Company are, and, when the Securities to be issued and sold by the Company have been issued and delivered and paid for in accordance with this Agreement on the Closing Date and each Date of Delivery, such Securities will have been, validly issued, fully paid and nonassessable, have been, or will be, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and will conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be substantially in the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement; and the stockholders of the Company have no preemptive rights with respect to the Securities to be issued and sold by the Company. Upon payment of the purchase price and issuance and delivery of the Securities to be issued and sold by the Company in accordance herewith, the Underwriters will receive good, valid and marketable title to such Securities, free and clear of all Liens. The certificates to be used to evidence the Securities will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Date and each Date of Delivery, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of the NYSE.
     (k) The outstanding OP Units have been duly authorized for issuance by the Operating Partnership, and are validly issued. The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and conform to the description thereof contained in the Prospectus in all material respects. None of the OP Units or the profit interest units (“PIUs”) were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units, PIUs or other securities of the Operating Partnership.
     (l) The OP Units to be issued by the Operating Partnership in connection with the Company’s contribution of the net proceeds from the sale of the Securities to the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company, and at the Closing Date for the Underwritten Securities or the Date of Delivery for the Option Securities, as applicable, will be validly issued and fully paid. Such OP Units will be exempt from registration or qualification under the 1933 Act and applicable state securities laws. None of the OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.
     (m) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities and any person that would give rise to a valid claim against the Transaction Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (n) Except as provided in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as the same may be amended and/or restated from time to time (the “Operating Partnership Agreement”), the PIU Vesting Agreement related thereto and the Registration Rights and Lock-up Agreement, dated as of March 1, 2006, between the Company and each of the persons who are signatories thereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.
     (o) None of the Transaction Entities or the Subsidiaries (i) is in violation of its charter, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), (iii) is in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject, except, in the case of clauses (ii) and (iii), for such defaults or violations that would not have, or reasonably be expected to have, a Material Adverse Effect.
     (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by the Transaction Entities or the Subsidiaries in connection with the transactions contemplated by this Agreement, except such consents, approvals, authorizations, filings or orders (i) as have been obtained under the 1933 Act, (ii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus, and (iii) the absence of which would not have, or reasonably be expected to have, a Material Adverse Effect.
     (q) The execution, delivery and performance of this Agreement by the Transaction Entities party thereto and consummation of the transactions contemplated hereby do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Registration Statement, the General Disclosure Package and the Prospectus) upon any property or assets of any of the Transaction Entities or the Subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over any of the Transaction Entities or the Subsidiaries or any of their properties or assets; (ii) any term, condition or provision of any agreements or instruments; or (iii) the charter, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational documents, as applicable, of any of the Transaction Entities or the Subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, defaults, violations, rights, Repayment Events or Liens that are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have, or reasonably be expected to have, a Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Transaction Entities or the Subsidiaries.
     (r) (i) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and the Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Transaction Entities party thereto and, to the knowledge of the Company, by each of the other parties thereto (other than the Representatives); each of this Agreement and the Operating Partnership Agreement, assuming due authorization, execution and delivery by the parties thereto (other than the Transaction Entities), is a valid and binding agreement of each of the Transaction Entities party thereto, enforceable against the Transaction Entities party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law.
     (s) The Transaction Entities and the Subsidiaries possess all certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them or proposed to be operated by them, are in compliance with the terms and conditions of all such Licenses, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.
     (t) The consolidated and combined financial statements of the Company and Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated, and the results of operations, change in owners’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements); said financial statements have been prepared on a consistent basis with the books and records of the Company. The supporting schedules included or incorporated by reference in the Registration Statement or the General Disclosure Package present fairly in accordance with GAAP the information required to be stated therein. The historical summaries of revenue and certain operating expenses of properties included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the revenues and operating expenses included in such summaries for the periods specified in conformity with GAAP. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the pro forma results of operations of the Company and Subsidiaries for the periods specified and have been prepared in accordance with Rules 11-01 and 11-02 of Regulation S-X, the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements). The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. No other historical or pro forma financial statements (or schedules) are required by the 1933 Act to be included or incorporated by reference in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

     (u) Ernst & Young LLP, who certified the financial statements, supporting schedules and historical summaries of revenues and certain operating expenses for the properties related thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and delivered the initial letter referred to in Section 6(f) hereof, are independent registered certified public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (v) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.
     (w) The Company, beginning with its taxable year ended December 31, 2004, has been organized and operated, and as of the Closing Date and each Date of Delivery will continue to be organized and operated, in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the current and proposed method of operation of the Company, as described in the Registration Statement, the General Disclosure Package and the Prospectus and as represented by the Transaction Entities, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified for taxation as a REIT under the Code.
     (x) (i) All federal, state, local and foreign tax returns or valid extensions filed for, and reports required to be filed by any of the Transaction Entities or the Subsidiaries, in each case, to the extent material (“Returns”), have been timely filed; all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, pay-roll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (as defined hereafter) (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case, to the extent material (“Taxes”), shown in such Returns or on assessments received by any of the Transaction Entities or the Subsidiaries or otherwise due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) is described in the Registration Statement, the General Disclosure Package and the Prospectus. None of the Transaction Entities or the Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed. None of the Transaction Entities or the Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns. No audits or other administrative proceedings or court proceedings are presently pending nor threatened against any of the Transaction Entities or the Subsidiaries with regard to any Taxes or Returns of any of the Transaction Entities or the Subsidiaries, and no taxing authority has notified any of the Transaction Entities or the Subsidiaries in writing that it intends to investigate its Tax affairs.
     (ii) Each of the Transaction Entities and the Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
     (y) None of the Transaction Entities or the Subsidiaries (including any predecessor entities) has distributed, or prior to the later of the Closing Date (or the final Date of Delivery) and the completion of the distribution of the Securities, will distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus (including any supplement thereto) or any other materials, if any, permitted by the 1933 Act (which were disclosed to the Representatives and their counsel) (it being understood that no representation is made with respect to any other materials distributed by the Representatives).
     (z) Each of the Transaction Entities and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any of the Transaction Entities would have any liability; none of the Transaction Entities or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which any of the Transaction Entities or the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.
     (aa) To the knowledge of the Transaction Entities, the assets of the Transaction Entities and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.
     (bb) (1) The Transaction Entities or the Subsidiaries or any joint ventures in which the Transaction Entities or any Subsidiary owns an interest, as the case may be, will have good and marketable fee simple title or leasehold title to all of the properties and other assets owned or leased by them described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by the Transaction Entities or the Subsidiaries or the applicable joint venture (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have, or reasonably be expected to have, a Material Adverse Effect; (2) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein and none of the Transaction Entities or the Subsidiaries is in default under any such Lien except for such defaults that would not have, or reasonably be expected to have, a Material Adverse Effect; (3) none of the Transaction Entities is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, a Material Adverse Effect; (4) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, a Material Adverse Effect or could not result in a forfeiture or reversion of title; (5) none of the Transaction Entities or the Subsidiaries has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Transaction Entities or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, a Material Adverse Effect.
     (cc) Each of the Transaction Entities and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally deemed prudent and customary in the businesses in which they are or will be engaged as described in the Registration Statement, the General Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring any of the Transaction Entities or the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Transaction Entities and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material claims by any of the Transaction Entities or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Transaction Entities or the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any supplement thereto) at a cost that would not have a Material Adverse Effect.

     (dd) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties, including, without limitation, the participating properties, and real property (and improvements thereon) owned or leased by any of the Transaction Entities or the Subsidiaries are described in the Registration Statement, the General Disclosure Package and the Prospectus and are not convertible and none of the Transaction Entities, the Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties.
     (ee) The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect.
     (ff) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Transaction Entities and the Subsidiaries and the Properties have been and are in material compliance with, and none of the Transaction Entities or the Subsidiaries has any material liability under, applicable Environmental Laws (as hereinafter defined); (ii) none of the Transaction Entities, the Subsidiaries, or, to the knowledge of the Transaction Entities, the prior owners or occupants of the property at any time or any other person or entity (including adjacent landowners or lessees) has at any time released (as such term is defined in Section 101(22) of Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction Entities or the Subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws; (iii) the Transaction Entities do not intend to use the Properties or other assets owned by any of the Transaction Entities or the Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws; (iv) none of the Transaction Entities or the Subsidiaries know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Transaction Entities or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability; (v) none of the Transaction Entities or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Registration Statement, the General Disclosure Package and the Prospectus or arising out of the conduct of the Transaction Entities or the Subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and that would not require disclosure pursuant to Environmental Laws; (vi) neither the Properties nor any other land or other assets currently owned by any of the Transaction Entities or the Subsidiaries is included or, to the best of the Transaction Entities’ and the Subsidiaries’ knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Transaction Entities’ and the Subsidiaries’ knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority (as hereinafter defined). To the knowledge of the Transaction Entities and the Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) dry-cleaning facilities; or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Transaction Entities or the Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.
As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (a “Governmental Authority”).
     (gg) No labor problem or dispute with the employees of any of the Transaction Entities or the Subsidiaries exists or, to the knowledge of the Transaction Entities, is threatened or imminent, and the Transaction Entities are not aware of any existing or, to the knowledge of the Transaction Entities, imminent labor disturbance by the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

     (hh) The Transaction Entities and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ business as now conducted or as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (a) to the knowledge of the Company, there are no rights of third parties to any such Intellectual Property; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ rights in or to any such Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact which would form a reasonable basis for any such claim.
     (ii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting any of the Transaction Entities, the Subsidiaries or any of the Properties or other assets that, if determined adversely to any of the Transaction Entities or the Subsidiaries, would have, or reasonably be expected to have, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the Transaction Entities’ knowledge, threatened or contemplated.
     (jj) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus (1) there has been no Material Adverse Effect; (2) there have been no transactions entered into by any of the Transaction Entities or the Subsidiaries which are material with respect to the Transaction Entities and their Subsidiaries taken as a whole; (3) none of the Transaction Entities or the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Transaction Entities and the Subsidiaries taken as a whole; and (4) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities on any class of its capital stock or by the Operating Partnership or any of its Subsidiaries with respect to its OP Units.
     (kk) None of the Transaction Entities nor any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, none of the Transaction Entities will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (ll) There is no franchise, contract or other document to which any of the Transaction Entities or the Subsidiaries is a party that is required by the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
     (mm) No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required pursuant to the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.
     (nn) Except (i) to the extent not required to be described or filed pursuant to the 1933 Act, (ii) as described in the Registration Statement, the General Disclosure Package and the Prospectus or (iii) for the agreements referred to herein, none of the Transaction Entities’ or the Subsidiaries’ directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with any of the Transaction Entities or the Subsidiaries and none of the Transaction Entities’ or the Subsidiaries’ directors, officers, interest holders, members, partners, members of management, other employees or their respective affiliates owns any property or right, tangible or intangible, which is used in any material manner by any of the Transaction Entities or the Subsidiaries.
     (oo) Each of the Transaction Entities and the Subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (pp) The Transaction Entities and the Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by them in the reports filed or submitted under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to management, including the principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (qq) The operations of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Transaction Entities or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (rr) None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate of any of the Transaction Entities or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ss) Except as stated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities, the Subsidiaries or, to the knowledge of the Company, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the 1934 Act or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.
     (tt) The Company intends to apply the net proceeds from the sale of the Securities being sold by the Company substantially in accordance with the description set forth in the Prospectus under the heading “Use of Proceeds.”
     (uu) Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for Federal income tax purposes throughout the period from its formation through the date hereof.
     (vv) Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, none of the Operating Partnership or the Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership.

     (ww) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Company.
     (xx) None of the Transaction Entities have directed the Underwriters to reserve shares for purchase by any director, officer or employee of any of the Transaction Entities or any third party.
          Any certificate signed by any officer or representative of the Transaction Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by each of the Transaction Entities, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $28.29 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 525,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities less an amount equal to any dividends payable or paid to the holders of the Initial Securities but not payable or paid to the holders of the Option Securities. Said option may be exercised only to cover overallotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement upon written or telegraphic notice by the Representatives to the Company setting forth the number of             shares of the Option Securities as to which the several Underwriters are exercising the option and the time, date and place of payment and delivery of such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters in accordance with Section 3. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.
     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 am, New York City time, at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, on October 10, 2007, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made, and the Underwritten Securities and the Option Securities shall be registered in such names and denominations, as the Representatives shall have requested at least one full business day prior to the Closing Date (or any Date of Delivery, as the case may be).
If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at388 Greenwich St. New York, NY 10013-2357, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on each Date of Delivery, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
          5. Agreements. The Company agrees with the several Underwriters that:
     (a) The Company will comply with the requirements of Rule 430B. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any 462(b) Registration Statement (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (a) of the effectiveness of any amendment to the Registration Statement, (b) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (c) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (d) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Securities or for additional information relating thereto, (e) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose, and (f) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification, and, if issued, to obtain as soon as possible, the withdrawal thereof.
     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the 1933 Act, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to the Underwriters in such quantities as they may reasonably request. If at any time after the date hereof, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement in a manner reasonably satisfactory to the Underwriters, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 6 hereof.
     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the

Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.
     (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of any preliminary prospectus and the Prospectus as the Representatives may reasonably request.
     (e) During the period from the date of this agreement through the five year anniversary hereof, the Company will furnish upon request to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish upon request to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders.
     (f) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the other Underwriters, it has not made and and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus”, as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Prospectus in accordance with Section 5(a), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications orally conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that is has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) For a period from the date of the Prospectus through and including the 60th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, and will not permit the Operating Partnership to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement (except a registration statement on Form S-4 relating to the Company’s acquisition of another entity) under the 1933 Act relating to, any additional shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, including, without limitation, OP Units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, other than grants of stock options, PIUs, RSUs or restricted stock to employees, consultants or directors pursuant to the terms of a plan in effect as of the date of the Prospectus, issuances of Common Stock in connection with redemptions of any OP Units and pursuant to a dividend reinvestment plan (if any), issuances of Common Stock, OP Units or other securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with other acquisitions of interests in real property, real property companies or entities owning interests in real property.
     (i) The Company will use its reasonable best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2007 and for each of its succeeding taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified, for taxation as a REIT under the Code.
     (j) The Company will use its best efforts to cause the Securities to be approved for listing, subject to official notice of issuance, on the NYSE prior to the Closing Date.
     (k) The Company will use its commercially reasonable efforts to complete the construction of its properties that it owns as of the date hereof in accordance with the descriptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
     (l) For so long as the delivery of a prospectus is required by Federal or state law in connection with the offering or sale of the Securities, the Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (m) The Company will file with the Commission such reports as may be required pursuant to Rule 463 under the 1933 Act.
     (n) Neither the Transaction Entities nor the Subsidiaries will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any of their securities to facilitate the sale or resale of the Securities.

     (o) For so long as the delivery of a prospectus is required by Federal or state law in connection with the offering or sale of the Securities, the Company will take such steps as shall be necessary to ensure that none of the Transaction Entities shall become an “investment company” within the meaning of such term under the 1940 Act, and the rules and regulations of the Commission thereunder.
     (p) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any preliminary prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum or any supplement thereto and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the 1934 Act and the listing of the Securities on NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, if any; (ix) the fees and expenses of the Company’s accountants, counsel (including local and special counsel) and transfer agent and registrar; (x) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder; and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of representation contained in the fourth paragraph of Section 1(a).
     (q) During the period when the Prospectus is required to be delivered by the Underwriters under the 1933 Act or the 1934 Act, the Company will (1) comply with all provisions of the 1933 Act and (2) file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the

Transaction Entities contained herein as of the date hereof, the Applicable Time, the Closing Date and each Date of Delivery pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) On the Closing Date, (i) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, (iv) the Company shall have paid the required Commission filing fees relating to the Underwritten Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b), and (v) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered or made available to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.
     (b) The Company shall have requested and caused Locke Lord Bissell & Liddell LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date (or the Date of Delivery, as the case may be) and addressed to the Representatives, to the matters attached as Exhibit A hereto. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Texas, New York or Delaware (to the extent limited to Delaware corporate laws) or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or the general partner of the Operating Partnership and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date (or the Date of Delivery, as the case may be). The Underwriters acknowledge that the law firm of Venable LLP is satisfactory for the purposes of this Section 6(b).

          In addition, Locke Lord Bissell & Liddell LLP shall state that, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement or any amendment thereto, at the time of filing of the Company’s Annual Report or as of the “new effective date” with respect to the Underwriters of the Shares pursuant to, and within the meaning of, Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, at the Applicable Time, when considered with the information agreed to in writing by the Company and the Underwriters as the information to be conveyed orally by the Underwriters to purchasers of the Shares at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, or any amendment or supplement thereto, as of its date or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, related notes and schedules and other financial and statistical information included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no statement). With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.
     (c) The Representatives shall have received the favorable opinion, dated the Closing Date (or the Date of Delivery, as the case may be), of Venable LLP, special Maryland Counsel of the Company, to the matters attached as Exhibit B hereto.
           In rendering such opinions, such counsel may limit its opinions to the laws of the State of Maryland, and matters specifically governed thereby. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
     (d) The Representatives shall have received from Sidley Austin llp, counsel for the Underwriters, such opinion or opinions, dated the Closing Date (or the Date of Delivery, as the case may be) and addressed to the Representatives, with respect to the issuance and sale of the Securities, the disclosure in the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers and general partner of the Company and Operating

Partnership, respectively, and public officials. In addition, in rendering such opinion, counsel may rely on and assume the accuracy of an opinion of Venable LLP, special Maryland counsel of the Company, dated as of the Closing Date (or the Date of Delivery, as the case may be), with respect to certain matters of Maryland law.
     (e) Each of the Company and the Operating Partnership shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or President and the principal financial or accounting officer of the Company on behalf of the Company and ACCHL, for itself and as general partner of the Operating Partnership, respectively, dated the Closing Date (or the Date of Delivery, as the case may be), to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Prospectus, any supplements to the Prospectus and this Agreement and that:
     (i) the representations and warranties of the Transaction Entities in this Agreement are true and correct on and as of the Closing Date (or the Date of Delivery, as the case may be) with the same effect as if made on the Closing Date (or the Date of Delivery, as the case may be) and the Transaction Entities have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date (or the Date of Delivery, as the case may be);
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the General Disclosure Package or the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Transaction Entities and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (f) At the date hereof, the Representatives shall have received a letter from Ernst & Young LLP dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (g) On the Closing Date (or the Date of Delivery, as the case may be), the Representatives shall have received a letter, dated the Closing Date (or the Date of Delivery, as the case may be), of Ernst & Young LLP to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date (or the Date of Delivery, as the case may be).
     (h) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, assets, prospects or properties of the Transaction Entities and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any supplement thereto), the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), (iii) any downgrading in, or withdrawal of, the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iv) any significant change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market, (v) any suspension or material limitation by the Commission of trading in the Common Stock or trading in securities generally on the NYSE or any setting of minimum or maximum prices on such Exchange, or maximum ranges of prices have been required, by such Exchange or by such system or by order of the Commission, the FINRA or any other governmental authority, (vi) any banking moratorium declared either by Federal or New York State authorities, (vii) any outbreak or significant escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any significant change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), (viii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representatives’ opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company or (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representatives’ reasonable opinion has a material adverse effect on the securities markets in the United States.
     (i) On or prior to the Closing Date, the Representatives shall have received lock-up agreements substantially in the form of Exhibit C hereto (the “Lock-up

Agreements”) from each of the executive officers and directors listed on Schedule III hereof.
     (j) On the Closing Date, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.
     (k) On the Closing Date (or the Date of Delivery, as the case may be), counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
     (l) Prior to the Closing Date (or the Date of Delivery, as the case may be), the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
          Any certificate or document signed by any officer or representative of the Transaction Entities and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by each of the Transaction Entities to the Underwriters as to the statements made therein.
          The Transaction Entities will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date (or any Date of Delivery, as the case may be) or otherwise.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the offices of Sidley Austin llp, counsel for the Underwriters, at 787 Seventh Avenue, New York, NY 10019, on the Closing Date (or the Date of Delivery, as the case may be).

          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof, including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (with respect to the Prospectus only, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and agrees, jointly and severally, to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, none of the Transaction Entities will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any Transaction Entities may otherwise have.
     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Transaction Entities and each of the Company’s directors and each of the Company’s officers who signed the Registration Statement, and each person who controls the Transaction Entities within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Transaction Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to the concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Transaction Entities and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively

“Losses”) to which the Transaction Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Transaction Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Transaction Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Transaction Entities shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it; and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Transaction Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Transaction Entities within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Transaction Entities subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, (a) if at any time prior to such time: (i) trading in the Common Stock shall have been suspended or materially limited by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been established on such Exchange, or maximum ranges of prices have been required, by such Exchange or by such system or by order of the Commission, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), (iv) if there has been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, a Material Adverse Effect; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representatives opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or (b) as provided in Sections 6 and 9 of this Agreement.
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Transaction Entities or any officer of any of the Transaction Entities and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Transaction Entities or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. No Fiduciary Relationship. The Transaction Entities acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one

hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership or its shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transaction contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed to Citigroup Global Markets, Inc. at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel’s Office (facsimile: (212) 816-7912) and to Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10020 Attention: Global Origination Counsel Group (facsimile: (212) 449-3207); or, if sent to the Company, will be mailed, delivered or telefaxed to (512) 732-2450 and confirmed to it at 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746, attention of the William C. Bayless, President and Chief Executive Officer, and Brian B. Nickel, Executive Vice President, Chief Financial Officer and Secretary, with a copy to Locke Lord Bissell & Liddell LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, Attention: Bryan L. Goolsby, Esq. (phone: (214) 740-8550; facsimile: (214) 740-8800).
          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          16. Waiver of Jury Trial. The Company, the Operating Partnership, ACCHL and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          17. Counterparts. This Agreement may be signed in one or more counterparts (including by facsimile), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the several Underwriters.

Very truly yours,

AMERICAN CAMPUS COMMUNITIES, INC.

By:
Name:
Title:

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By: American Campus Communities Holdings, LLC, its general partner, on behalf of itself and the Operating Partnership

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the several Underwriters

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By:	MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

For themselves and the several Underwriters listed on Schedule I hereto.

SCHEDULE I

Number of
Underwritten Securities
Underwriters	to be Purchased
Citigroup Global Markets Inc.	1,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,400,000
KeyBanc Capital Markets, Inc.	700,000

Total	3,500,000

1